UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

BARNES & NOBLE EDUCATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

120 Mountain View Blvd.

Basking Ridge, New Jersey 07920

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 18, 2024

September 10, 2024

Explanatory Note

On August 12, 2024, Barnes & Noble Education, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) for its 2024 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on September 18, 2024, at 9:00 a.m., Eastern Time, by live online webcast only. This supplement (this “Supplement”) to the Proxy Statement amends and supplements the Proxy Statement as filed and should be read in conjunction with the Proxy Statement.

The purpose of this Supplement is to provide updated information regarding Proposal One, Election of Directors and Proposal Two, Approval of the Company’s Amended and Restated Equity Incentive Plan (the “Plan”). Capitalized terms used in this Supplement and not otherwise defined herein have the meanings given to them in the Proxy Statement. This Supplement does not provide all of the information that is important to your decisions in voting at the Annual Meeting.

Supplemental Disclosure Concerning Proposal One – Election of Directors

As disclosed in the Proxy Statement, on July 2, 2024, Ernst & Young LLP (“EY”), the Company’s then-current independent registered public accounting firm, declined to stand for reappointment as the Company’s independent auditor for the Company’s fiscal year ending May 3, 2025 (“Fiscal 2025”). The Company then engaged BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm for Fiscal 2025. The appointment of BDO was approved by the Company’s Audit Committee on July 17, 2024.

The proxy advisory firm Institutional Shareholder Services Inc. (“ISS”) has recommended that Company stockholders vote against the election of Audit Committee members Katheryn (Kate) Walker and Denise Warren for failure to disclose the fees paid to EY in the last fiscal year.

This Supplement supplements the disclosures in the Proxy Statement to provide for the aggregate fees paid to EY during the Company’s fiscal year ended April 27, 2024 (“Fiscal 2024”).

Audit Fees. For Fiscal 2024, the Company paid EY $2,071,515 for professional services rendered for the audit of our annual financial statements and review of financial statements included in our quarterly reports, or services that are normally provided in connection with statutory and regulatory filings during the fiscal year.

Audit-Related Fees. For Fiscal 2024, the Company paid EY $33,500 for audit-related fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements.

Tax Fees. For Fiscal 2024, the Company paid EY $2,000 for tax compliance, tax advice and tax planning services.

All Other Fees. For Fiscal 2024, the Company did not incur any fees for products and services by EY other than the services reported in audit fees, audit-related fees, and tax fees.

Supplemental Disclosure Concerning Proposal Two – Approval of the Company’s Amended and Restated Equity Incentive Plan

As set forth in the Proxy Statement, Proposal Two seeks stockholder approval of the Plan primarily to (i) increase the number of shares of our common stock authorized for issuance under the Plan by an additional 2,000,000 shares, for an aggregate total of 2,179,093 shares (post-reverse stock split), (ii) amend the definition of a “Change of Control” to remove existing exceptions for incremental stock purchases by Mr. Leonard Riggio and his affiliates and replace with similar exceptions for incremental stock purchases by Immersion Corporation or its affiliates; and (iii) remove the minimum one-year vesting requirement to give the Company additional flexibility in attracting and retaining key talent.

We also disclosed that all share amounts included in Proposal Two reflected the Company’s 1-for-100 reverse stock split effective June 11, 2024 (the “Reverse Split”). For example, when we said in the Proxy Statement, “In any fiscal year of the Company (subject to certain adjustments resulting from corporate transactions as discussed in the following paragraph), no participant may be granted awards with respect to more than 1.5 million shares,” the reference was to 1.5 million shares on a post-Reverse Split basis.

On August 14, 2024, the Company received a demand letter from a purported stockholder claiming certain alleged misstatements or omissions regarding the 1.5 million share cap on awards to any one participant. While the Company believes that the disclosures set forth in the Proxy Statement comply fully with applicable law, to avoid nuisance, cost and distraction, and to preclude any efforts to delay the Annual Meeting, the Company has determined to voluntarily supplement the Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the demand letter that any additional disclosure was or is required. The Company believes the purported stockholder’s claims are without merit.

This Supplement supplements the disclosures in the Proxy Statement about (1) the limit on shares underlying awards that an individual participant may receive from the Plan in any 12-month period (the “Participant Award Limitation”) and (2) the aggregate limitation on shares that may be issued from the Plan upon the exercise of options intended to qualify as “incentive stock options” as defined in Section 422 of the Code during the term of the Plan (the “ISO Limitation”), in connection with the Reverse Split and Proposal Two.

Prior to the Reverse Split, the Participant Award Limitation provided for a maximum of 1,500,000 shares (subject to certain adjustments resulting from corporate transactions) that may be granted under awards from the Plan to any participant in any 12-month period. In addition, prior to the Reverse Split, the Plan provided for an ISO Limitation of 1,204,673 shares.

Under Section 11.2 of the Plan, the Compensation Committee has the discretion to determine what adjustments to the share-related limitations contained in the Plan it deems to be equitable or appropriate. Exercising its discretion, the Compensation Committee elected not to adjust either the Participant Award Limitation or the ISO Limitation for the Reverse Split. In doing so, the Compensation Committee considered the Company’s need to motivate existing employees in light of the Company’s recent business challenges, attract new talent, and retain flexibility to design compensation programs that align employees’ long-term economic outcomes with those of our stockholders.

Had the Participant Award Limitation been proportionately adjusted for the Reverse Split, the result would have been a maximum 12-month limit of 15,000 shares, which would have meant a maximum grant date value of $161,850 based on the closing trading price of the Company’s common stock on August 12, 2024 (which was $10.79), the date that the definitive Proxy Statement was filed. The Compensation Committee deemed such a limit far too low to motivate existing employees or attract new talent.

Moreover, retaining the Participant Award Limitation at 1,500,000 shares is consistent with the terms of the Plan when it was first adopted in July 2015 in connection with the spin-off of the Company from Barnes & Noble, Inc. (the Plan had an initial share reserve of 2,409,345 shares when adopted). In successive years when the Company has solicited stockholder approval of amendments to the Plan to increase the share reserve, the Compensation Committee has consistently elected to keep the Participant Award Limitation at 1,500,000 shares.

The Compensation Committee does not have any current plans to grant awards in a 12-month period to any single recipient close to the Participant Award Limitation in the Plan. As disclosed in Proposal Two of the Proxy Statement in the “New Plan Benefits” section, the Compensation Committee recently proposed a performance-based compensation program comprised of PSUs covering an aggregate of 1,538,350 shares for all participants, which may be earned by achieving certain market-based performance targets and will also be subject to a three-year time-based vesting requirement. The largest single award currently contemplated under this program (proposed to be made to our CEO) amounts to 360,000 shares, well below the Participant Award Limitation.

The appropriate type and sizing of future awards under the Plan will continue to be subject to the discretion of our Compensation Committee, which is composed solely of independent directors and is expected to continue to oversee a compensation program with a significant emphasis on performance-based awards.

The Participant Award Limitation also applies to awards granted to our non-employee directors, who are eligible to receive awards under the Plan. However, the Plan also subjects our non-employee directors to a separate limit: during any single fiscal year, non-employee directors may not receive equity awards with an aggregate grant date fair value which, together with any amounts paid to such directors for annual and committee retainer fees during any 12-month period, exceeds $700,000.

To date, the Company has never granted options that qualify as ISOs. However, the Compensation Committee determined that it was prudent to retain a larger maximum limit on ISOs issued under the Plan over its lifetime to preserve flexibility in case future changes in tax law make ISOs more attractive as an equity compensation vehicle.

How to Vote

If you have not already voted, you are urged to vote your shares as soon as possible as instructed below and in the Proxy Statement.

If You Are a Registered Holder of Common Stock

If you are a registered holder of the Company’s common stock, you may vote your shares either by voting by proxy in advance of the Annual Meeting or by voting online during the Annual Meeting. By submitting a proxy, you are legally authorizing another person to vote your shares on your behalf.

If you submit your executed proxy card or otherwise vote by telephone or by the Internet, your shares will be voted in accordance with your instructions; however, if you do not indicate how your shares are to be voted on a properly executed proxy card or when voting over the phone or the Internet, then your shares will be voted in accordance with the Board of Directors’ recommendations set forth in the Proxy Statement. In addition, if any other matters are brought before the Annual Meeting (other than the proposals contained in the Proxy Statement), then the individuals listed on the proxy card will have the authority to vote your shares on those other matters in accordance with their discretion and judgment.

Whether or not you plan to attend the Annual Meeting, we urge you to promptly submit a proxy: (a) by telephone or the Internet following the instructions on the enclosed proxy card or (b) by signing, dating and returning the enclosed proxy card in the postage-paid return envelope provided. If you later decide to attend the Annual Meeting via the online webcast and vote, that vote will automatically revoke any previously submitted proxy.

If You Hold Your Shares in “Street Name”

If you hold your shares in “street name,” i.e., through a bank, broker or other holder of record (a “custodian”), your custodian is the stockholder of record for purposes of voting and is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian will not be permitted to vote your shares with respect to “non-discretionary” or “non-routine” items, which include all matters on the agenda other than the ratification of the appointment of the independent registered public accountants. A “broker non-vote” occurs when a custodian does not vote on a particular proposal because it has not received voting instructions from the applicable beneficial owner and does not have discretionary voting power on the matter in question pursuant to New York Stock Exchange rules or chooses not to exercise discretionary voting power in accordance with its internal policies. Accordingly, we urge you to promptly give instructions to your custodian to vote FOR all items on the agenda by using the voting instruction card provided to you by your custodian. If you intend to vote your shares held in street name online during the Annual Meeting, please contact your custodian in advance of the Annual Meeting to ensure access and the ability to vote.

Voting in the Annual Meeting Webcast

If you plan to attend the Annual Meeting via the online webcast and wish to vote, you will have access to an electronic ballot on the Annual Meeting virtual webcast site. You may vote at the Annual Meeting by clicking on the ‘Stockholder Ballot’ link on the Annual Meeting Webcast site at www.virtualshareholdermeeting.com/BNED2024, completing the electronic ballot and clicking ‘Sign and Submit’ to send your completed ballot directly to the Inspector of Election before the polls are closed at the Annual Meeting.

How to Revoke Your Proxy

If you have already voted, you do not need to take any action unless you want to change your vote. If you previously voted “FOR” the proposal to elect directors or the proposal to approve the Company’s Amended and Restated Equity Incentive Plan to, among other things, increase the number of shares authorized to be issued under the Plan, your vote will be counted “FOR” such proposal unless you change or revoke your vote. If you want to change your vote, you may revoke your proxy by: (i) submitting your vote at a later time via the Internet or telephone; (ii) submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting; (iii) attending the Annual Meeting and voting online during the meeting (if you do revoke your proxy during the meeting, it will not, of course, affect any vote that has already been taken); or (iv) providing a signed letter of revocation to the Corporate Secretary of the Company at Barnes & Noble Education, Inc., 120 Mountain View Blvd., Basking Ridge, New Jersey 07920, before the closing of the polls at the Annual Meeting.

The Board continues to recommend a vote “FOR” each of the nominees and “FOR” the proposal to approve the Company’s Amended and Restated Equity Incentive Plan.

Important Information

In connection with the solicitation of proxies, the Company filed the Proxy Statement on August 12, 2024 with the U.S. Securities and Exchange Commission (the “SEC”). Stockholders can access the Proxy Statement and other proxy materials at www.bned.com. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY THE COMPANY WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. In addition, the Company files annual, quarterly and current reports with the SEC. These reports can be obtained free of charge at the SEC’s web site at www.sec.gov or from the Company’s website at www.bned.com.

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